UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2011

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 26, 2011, pursuant to its authority granted by the Board of Directors (the “Board”) of CMS Bancorp, Inc. (the “Company”), the Compensation Committee of the Board granted an aggregate of 3,008 shares of restricted stock (“Restricted Stock”) under the Company’s 2007 Recognition and Retention Plan to four officers of the Company and Community Mutual Savings Bank (the “Bank”), the Company’s wholly-owned subsidiary, two of whom are executive officers of the Company. The Restricted Stock awards will vest in equal annual installments beginning on January 26, 2012. Of the four Restricted Stock award recipients, Mr. Stephen Dowd and Mr. Christopher Strauss are officers of the Company and the Bank, while Ms. Diane Cocozzo and Ms. Laura Caruolo are officers of the Bank only. The Restricted Stock awards to executive officers of the Company are indicated below:

Grantee	Title	Restricted Stock

Stephen Dowd	Senior Vice President and Chief Financial Officer of the Company	885

Christopher Strauss	Senior Vice President and Senior Lending Officer of the Company	1,003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

January 27, 2011	/s/ STEPHEN DOWD
(Date)	Stephen Dowd Senior Vice President and Chief Financial Officer